UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005 (January 20, 2005)

Glimcher Realty Trust (Exact Name of Registrant as Specified in Charter)

Maryland	001-12482	31-1390518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2005, Herbert Glimcher, Chairman of the Board of Trustees (the “Board”) and former Chief Executive Officer of Glimcher Realty Trust (the “Registrant”), entered into an Employment and Consulting Agreement (the “Agreement”) with the Registrant and Glimcher Properties, L.P. (each together, the “Company”) as part of Mr. Glimcher’s resignation as Chief Executive Officer of the Registrant, Glimcher Properties Corporation (“GPC”) and all other entities affiliated with the Company. A copy of the Agreement is attached hereto as Exhibit 10.1. Under the Agreement, the Registrant will employ Mr. Glimcher as Senior Advisor to the Registrant and as non-executive Chairman of the Board for the Registrant. Mr. Glimcher will also serve as a non-executive Chairman of the Board of Directors for GPC. Neither the Registrant nor GPC will consider Mr. Glimcher to be an executive officer. The initial term of the Agreement shall commence on February 1, 2005 and continue through May 31, 2006 (the “Term”); provided, that the Term may be renewed for an additional one year period if the Company and Mr. Glimcher agree to renew the Term prior to its expiration.

Mr. Glimcher will not be eligible to participate in any of the bonus plans available to the Company’s senior salaried employees, but will be eligible to receive cash performance bonuses approved by the Board or the Board’s Executive Compensation Committee (the “Bonus”). Mr. Glimcher shall be entitled to participate in employee benefit plans customarily made available to senior salaried employees of the Registrant from time to time. The Registrant shall maintain a life insurance policy covering the life of Mr. Glimcher and the Registrant shall reimburse Mr. Glimcher for reasonable rent for office space located in Columbus, Ohio and for the reasonable salary of one administrative assistant and provide a part-time driver consistent with present practice.

In the event that Mr. Glimcher’s employment under the Agreement continues through May 10, 2006, then 50,000 of the unvested stock options that he received on March 12, 2004 and May 10, 2004, respectively, and which vest on the third anniversary of the date of grant in 2007 (the “Options”), shall immediately vest and become exercisable on May 10, 2006; however, if the Company and Mr. Glimcher agree to renew the Agreement then the Options shall vest and become exercisable on their original vesting dates. Additionally, if Mr. Glimcher’s employment is terminated by reason of death or disability then any stock options or other awards issued to Mr. Glimcher under the Registrant’s incentive compensation and share option plans shall immediately vest and become exercisable on the date of Mr. Glimcher death or disability.

For a period of two (2) years following the termination of Mr. Glimcher’s employment under the Agreement (the “Post- Employment Restricted Period”) as well as during the Term, and any renewal of the Term (together with the Post-Employment Restricted Period, the “Restricted Period”), Mr. Glimcher shall not, without the prior written consent of the Registrant, serve as an employee, agent, partner, shareholder, member, officer, director of or consultant for, or in any capacity participate, engage or have, directly or indirectly, a financial or other interest in any Competitive Business (as defined in the Agreement). Notwithstanding the foregoing, Mr. Glimcher may pursue any business activity for which the Board has previously consented and waived any corporate opportunity rights. Subject to certain exceptions, neither Mr. Glimcher, nor any entity of which he serves as a director, officer, trustee, member, manager, general partner or limited partner, shall employ any person during the Restricted Period who was employed by the Company until the Company has not employed such person for more than one year. Mr. Glimcher also will refrain during the Restricted Period from disclosing, without the prior written consent of the Company’s Chief Executive Officer, any confidential information about the Company and from making any disparaging comments about the Company.

Mr. Glimcher shall receive $100,000 per annum for serving as the non-executive Chairman of the Board for the Registrant and GPC and $250,000 per annum for serving as Senior Advisor to the Registrant (the “Salary”). Additionally, Mr. Glimcher shall receive $2,000,000 in cash during the Post-Employment Restricted Period from the Registrant as follows: a) $360,000 to provide consulting services during the Post-Employment Restricted Period which shall be payable at the rate of $20,000 per month commencing on the last day of the seventh month following the start of the Post-Employment Restricted Period (the “Consulting Payment”); b) $810,000 to abide by the Agreement’s non-compete, non-solicitation, non-disparagement and confidentiality provisions, which shall be payable at the rate of $45,000 per month commencing on the last day of the seventh month following the start of the Post-Employment Restricted Period (the “Non-Competition Payment”); and c) $830,000 for special, unique and substantial contributions to the Company, payable on the last day of the seventh month of the Post-Employment Restricted Period. If Mr. Glimcher’s employment is terminated for cause or he breaches the Agreement’s non-competition provisions then any unpaid installments of the Consulting Payment or Non-Competition Payment shall be forfeited.

Lastly, in the event of a change of control of the Registrant while Mr. Glimcher is employed by the Company under the Agreement, Mr. Glimcher will be entitled to three times (3x) his base salary and bonus for the calendar year prior to the change of control as determined by the terms of the Severance Benefits Agreement, dated June 11, 1997 between Mr. Glimcher and the Company (filed with the Securities & Exchange Commission (“SEC”) on June 30, 1997); provided, that a) if a change of control occurs on or prior to May 31, 2006 then the base salary and bonus used to determine his severance shall include the Salary and Bonus payments made to Mr. Glimcher and shall not be less than the salary and bonus paid or payable by the Company to Mr. Glimcher for his services to the Company during 2004, and b) if a change of control occurs after May 31, 2006 then the base salary and bonus used to determine his severance shall not exceed $350,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Herbert Glimcher resigned as Chief Executive Officer of the Registrant, effective January 20, 2005. Mr. Glimcher will continue as Chairman of the Board for the Registrant. On January 20, 2005, the Board elected Michael P. Glimcher, age 37, to serve as Chief Executive Officer of the Registrant. Michael P. Glimcher has served as President of the Registrant since his appointment in December 1999. He will continue to serve as President of the Registrant as well as a Class II Trustee on the Board. Michael P. Glimcher is the son of Herbert Glimcher. A copy of the Registrant’s press release announcing Herbert Glimcher’s resignation and Michael P. Glimcher’s election as Chief Executive Officer is attached hereto as Exhibit 99.1.

The information required by Item 5.02(c)(2) and (3) of Form 8-K regarding Michael P. Glimcher’s experience, certain relationships and transactions between he or any of his immediate family members and the Registrant, or any of its trustees or executive officers, or such persons’ immediate family members, was previously reported in the definitive proxy statement for the Registrant’s 2004 Annual Meeting of Shareholders which was filed with the SEC on March 29, 2004, and is hereby incorporated herein by reference and made available at www.glimcher.com within the Investor Relations header and SEC Filings link.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits:

10.1	Employment & Consulting Agreement, dated January 20, 2005, between Herbert Glimcher, Glimcher Realty Trust and Glimcher Properties, L.P.

99.1	Press Release of Glimcher Realty Trust, dated January 24, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: January 24, 2005	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary